UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 16, 2007

Omtool, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	0-22871	02-0447481
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 Riverside Drive
Andover, MA	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (978) 327-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2007, Omtool, Ltd. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that the Company does not comply with Marketplace Rule 4310(c)(2)(B), which requires the Company to have (i) a minimum of $2,500,000 in stockholders’ equity; (ii) $35,000,000 market value of listed securities; or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

The Letter noted that, under the circumstances described above, Nasdaq is reviewing the Company’s eligibility for continued listing on The Nasdaq Capital Market (the “Capital Market”). To facilitate this review, Nasdaq requested that the Company provide, on or before May 31, 2007, the Company’s plan to achieve and sustain compliance with all Capital Market listing requirements, including the time frame for completion of the plan. The Company is exploring various ways to preserve its listing on the Capital Market, including exploring and reviewing a broad range of strategic and financial alternatives.

A copy of the Company’s press release announcing the Letter is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1                           Press Release of the Company, dated May 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMTOOL, LTD.
Date:May 22, 2007
	By:	/s/ Daniel A. Coccoluto
	Name:	Daniel A. Coccoluto
	Title:	Chief Financial Officer,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company, dated May 22, 2007